Exhibit 32.1
MicroFinancial, Incorporated
Certification of Chief Executive Officer
Regarding Annual Report on Form 10-K for the
Year Ended December 31, 2008
     I, Richard F. Latour, President and Chief Executive Officer of MicroFinancial Incorporated (the “Company”), hereby certify that, to the best of my knowledge, based upon a review of the Annual Report on Form 10-K for the year ended December 31, 2008 (the “Covered Report”) and, except as corrected or supplemented in a subsequent covered report:
• the Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
• the information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
In Witness Whereof, the undersigned has signed this Certification as of March 31, 2009.

/s/ Richard F. Latour
Richard F. Latour
President and Chief Executive Officer